Exhibit 10.5

EnerNOC, INC.
STOCK REPURCHASE AGREEMENT

        This STOCK REPURCHASE AGREEMENT is entered into as of this 17th day of June, 2003 (the "Effective Date") by and between EnerNOC, Inc., a Delaware corporation (the "Company"), and David B. Brewster (the "Founder").

RECITALS :

        A.    The Founder is a key employee of the Company whose participation is considered by the Company to be important for its growth.

        B.    As of the date of this Agreement, the Founder owns (beneficially and of record) a total of 475,417 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock").

        C.    It is a condition to an investment in the Company on the date hereof by certain persons (the "Investors") that the Founder and the Company shall have entered into this Agreement, and, as an inducement to the investment in the Company by such Investors, the Company and Founder desire to enter into this Agreement.

        NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.
Vesting and Repurchase of Shares.

        1.1    Vesting.    As of the date of this Agreement, seventy-five percent (75%) of the Shares owned by the Founder (or an aggregate of 356,562 Shares) shall be deemed "Unvested Shares" and shall be subject to a Repurchase Option (as defined below) in favor of the Company. Thereafter, if the Founder has remained continuously employed with the Company through the vesting dates specified in the table below, then Unvested Shares shall become Vested Shares (or shall "vest") on such dates in an amount equal to the number of shares set opposite the applicable date in the table below. Shares that are "Unvested Shares" shall remain subject to the Company's Repurchase Option described in Section 1.2 unless and until they become "Vested Shares." The term "Shares" used without reference to either Unvested Shares or Vested Shares shall mean both Unvested Shares and Vested Shares, without distinction.

Vesting Date	Number of Vested Shares
Until and including the first anniversary of the Effective Date, on each one month anniversary of the Effective Date:	an additional 2.9167% of the total Shares issued to the Founder pursuant to this Agreement.
After the first anniversary of the Effective Date until the third anniversary of the Effective Date, on each one month anniversary of the Effective Date:	an additional 1.67% of the total Shares issued to the Founder pursuant to this Agreement.
On the third anniversary of the Effective Date:	all Unvested Shares shall be Vested Shares.

        In addition, in the event the Company's Repurchase Option is triggered pursuant to Section 1.2 below, and the Company elects not to exercise its option for the repurchase of any or all of the Unvested Shares, then upon the expiration of the Repurchase Option Period (as defined below), any and all Shares not repurchased by the Company shall become Vested Shares. The Board may, in its discretion, accelerate any of the foregoing vesting dates.

        1.2    Repurchase Option.    In the event of any voluntary or involuntary termination of the Founder's employment with the Company for any or no reason, including by reason of death or disability, the Company shall, upon and from the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive, assignable option (the "Repurchase Option") for a period of ninety (90) days (the "Repurchase Option Period") to repurchase all or any portion of the Founder's Unvested Shares at $.00l per share. Such option may be exercised by the Company by sending written notice to the Founder, which notice shall specify the number of Unvested Shares being so repurchased and which notice shall be accompanied by the Company's check for the purchase price of those shares. Upon the sending of such notice and check, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company. For purposes hereof, "disability" means "permanent and total disability" as defined in Section 22(e)(3) of the Internal Revenue Code of 1986.

2.
Severance Payment and Vesting After a Change in Control.

        2.1    Severance Payment.    In the event either (i) the Founder's employment with the Company is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason (as defined below), then, within three months after the Termination Date (as defined below), the Company shall pay to the Founder (as severance pay) a lump sum payment equal to the lesser of (A) $35,000 and (B) five percent (5%) of the difference between (xx) cash and cash equivalents and (yy) current liabilities, in each case as reflected on the balance sheet of the Company, prepared as of the Termination Date in accordance with generally accepted accounting principles consistently applied (such payment being referred to herein as the "Severance Payment"). Except as expressly set forth above, the Severance Payment shall be payable in conformity with the Company's customary payroll practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

        2.2    Vesting.    In the event a Change in Control (as defined below) occurs and, within one (1) year thereafter, either (i) the employment of the Founder is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason, then on the Termination Date, the vesting of Unvested Shares shall be accelerated in part so that fifty percent (50%) of the number of Unvested Shares that would otherwise have first become free from the Repurchase Option on any date after the date of the Change in Control shall immediately vest and become free of the Repurchase Option.

        2.3    Payment and Vesting Contingent Upon Release.    The Founder agrees that after the Termination Date, but prior to payment of the Severance Payment and acceleration of Unvested Shares called for by Sections 2.1 and 2.2, he shall execute a release, based on the Company's standard form release, of any and all claims he may have against the Company and its officers, employees, directors, parents and affiliates. The Founder understands and agrees that the payment of the Severance Payment and the acceleration of Unvested Shares called for by Sections 2.1 and 2.2 are contingent on his execution of the previously described release of claims.

        2.4    Sole Remedy: Inapplicable to Voluntary Termination.    The payment to the Founder of the amounts payable under this Section 2 (and applicable acceleration of Unvested Shares) shall constitute the sole remedy of the Founder in the event of a termination of the Founder's employment by the Company. Without limiting the foregoing, the Company's obligations to provide severance and benefits hereunder shall not apply to any voluntary termination of employment by the Founder without Good Reason.

        2.5    Definitions.

          (a)   "Cause" shall mean a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Founder in connection with his employment duties; (ii) failure by Founder to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure; (iii) misappropriation by Founder for his personal use of the assets or business opportunities of the Company, or its affiliates; (iv) embezzlement or other financial fraud committed by Founder; (v) the Founder knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv); or (vi) the Founder's indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.

          (b)   "Change in Control" shall mean the consummation of any of the following events during the period of the Founder's employment with the Company: (i) a sale, lease or disposition of all or substantially all of the assets of the Company; or (ii) a sale, merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, in each case where the stockholders of the Company immediately prior to such event (in their capacity as such) do not retain beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity.

          (c)   "Good Reason" shall mean: (i) a substantial reduction in the Founder's then current base salary, without the Founder's consent; or (ii) material and continuing diminution of the Founder's responsibilities, duties and authority in the operation and management of the Company as compared to such responsibilities, duties and authority on the Effective Date, without the Founder's consent (it being understood that the Company is an early-stage, growth Company and that some reasonable change in such responsibilities, duties and authority is to be expected; and that any such reasonable change will not in itself constitute Good Reason hereunder).

          (d)   "Termination Date" shall mean the Founder's last day on the payroll of the Company.

3.
Transfer Restrictions.    Except for the transfer of the Unvested Shares to the Company or its assignees as contemplated by this Agreement, the Founder agrees not to sell, assign, transfer, pledge, hypothecate, gift, mortgage or otherwise encumber or dispose of (except to the Company or any successor to the Company) all or any Unvested Shares or any interest therein, and any Unvested Shares shall be held in escrow by the Company in accordance with the terms of Section 4 below unless and until they become Vested Shares.

4.
Escrow of Unvested Shares.    The Unvested Shares shall be issued in the name of the Founder, but shall be held in escrow by the Company, acting in the capacity of escrow agent, together with a stock assignment executed by the Founder with respect to such Unvested Shares. With respect to Unvested Shares held in escrow that become Vested Shares, the Company shall, at the Founder's request, promptly issue a new certificate for the number of shares that have become Vested Shares and shall deliver such certificate to the Founder and shall retain in escrow a new certificate for any remaining Unvested Shares in exchange for all or the relevant portion of the applicable certificate then being held by the Company as escrow agent. Subject to the terms hereof, the Founder shall have all the rights of a stockholder with respect to the Unvested Shares while they are held in escrow, including, without limitation, the right to vote the Unvested Shares and receive any cash dividends declared thereon. The Company may terminate this escrow at any time. The Company may also appoint another entity to serve as escrow agent hereunder, in which event the Founder agrees to execute all documents requested by the Company in connection therewith.

5.
Legends.    In addition to any legends required by law, the share certificate evidencing the Shares shall be endorsed with the following legend:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

6.
Adjustment for Stock Split.    All references to the Shares, the number of Shares that become vested under this Agreement, and the repurchase price therefor, shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

7.
Withholding Taxes.    If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Shares, the Founder hereby agrees that the Company may withhold from the Founder's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Founder. The Founder further agrees that, if the Company does not withhold an amount from the Founder's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Founder will make reimbursement on demand, in cash, for the amount underwithheld.

8.
Section 83(b) Election.    The Founder acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Founder; and that the Founder is solely responsible for making such election.

9.
General Provisions.

        9.1    Governing Law.    This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to all matters within the scope thereof and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts. This Agreement (together with the Stock Purchase Agreement, the Investor Rights Agreement and that certain Stockholders Agreement of even date herewith by and among the Company, the Founder and the other parties thereto) represents the entire agreement between the parties with respect to the subject matter hereof. This Agreement may only be modified or amended in a writing signed by both parties.

        9.2    Notice.    Any notice, demand or request required or permitted to be given by either the Company or the Founder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the Company at its principal executive office (Attn: President) or to the Founder at the address set forth at the end of this Agreement or such other address as a party may request in writing.

        9.3    Binding Effect.    The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Founder under this Agreement may only be assigned with the prior written consent of the Company.

        9.4    No Waiver.    Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances. The Founder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        9.5    Failure to Deliver Shares.    If the Founder fails or refuses to deliver on a timely basis duly endorsed certificates representing Unvested Shares to be sold to the Company or its assignee pursuant to this Agreement, the Company shall have the right to deposit the purchase price for such Unvested Shares in a special account with any bank or trust company, giving notice of such deposit to the Founder, whereupon such Unvested Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Founder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Founder shall thereafter look only to the Company for payment.

        9.6    Acknowledgement    THE FOUNDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 1.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING THE SHARES). THE FOUNDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY'S RIGHT TO TERMINATE FOUNDER'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have duly executed this Stock Repurchase Agreement as of the day and year first set forth above.

ENERNOC, INC.
By:	/s/ TIMOTHY HEALY
Title:	CEO
FOUNDER:
/s/ DAVID B. BREWSTER David B. Brewster
46 Pinckney Street Boston, MA 02114 (Address)

AMENDMENT NO. 1
TO
STOCK REPURCHASE AGREEMENT

        THIS AMENDMENT NO. 1 to the Stock Repurchase Agreement, (the "Amendment") dated as of January 10, 2005, by and between EnerNOC Inc., a Delaware corporation (the "Company"), and David Brewster (the "Founder"), amends that certain Stock Repurchase Agreement dated as of June 17, 2003 (the "Stock Repurchase Agreement"), by and between the Company and the Founder. All Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock Repurchase Agreement.

        WHEREAS, pursuant to Section 9.1 of the Stock Repurchase Agreement, the Company and the Founder intend to amend the Stock Repurchase Agreement to provide Founder with severance pay under certain conditions;

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Amendment. Effective as of the date hereof, the first sentence of Section 2.1 of the Stock Repurchase Agreement shall be deleted in its entirety and replaced with the following sentence:

        "2.1 Severance Payment. In the event either (i) the Founder's employment with the Company is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason (as defined below), the Company shall continue to pay the Founder severance pay as set forth in this paragraph. Such severance pay shall be in an amount equal to 4.4 months of the Founder's base salary at the rate in effect on the Termination Date (as defined below) and shall be paid over the course of approximately five (5) months on the Company's usual pay days, beginning on the first regular pay day following the Founder's execution of the general release of claims described in Section 2.3 hereof (such payment being referred to herein as the "Severance Payment"). The Severance Payment shall be made in accordance with the Company's usual payroll practices, including normal deductions for employment-related taxes and the like."

2.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

3.
Amendment Limited. In all other respects, the Stock Repurchase Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

4.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

5.
Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the party hereto has executed this Amendment or caused this Amendment to be executed by a duly authorized representative, as of the date first written above.

ENERNOC, INC.:
By:	/s/ TIMOTHY HEALY Name: Tim Healy Title: CEO
FOUNDER:
By:	/s/ DAVID B. BREWSTER David Brewster

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AMENDMENT NO. 2
TO
STOCK REPURCHASE AGREEMENT

        THIS AMENDMENT NO. 2 to the Stock Repurchase Agreement, (the "Amendment") dated as of May 16, 2006, by and between EnerNOC Inc., a Delaware corporation (the "Company"), and David Brewster (the "Founder"), amends that certain Stock Repurchase Agreement dated as of June 17, 2003, as amended by that certain Amendment No. 1 to Stock Repurchase Agreement dated as of January 10, 2005, each by and between the Company and the Founder (as amended, the "Stock Repurchase Agreement"). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock Repurchase Agreement.

        WHEREAS, pursuant to Section 9.1 of the Stock Repurchase Agreement, the Company and the Founder intend to amend the Stock Repurchase Agreement to amend the terms relating to the amount of Founder's severance pay and the vesting of Unvested Shares upon a Change in Control;

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Amendment to Section 2.1 Severance Payment. Effective as of the date hereof, Section 2.1 of the Stock Repurchase Agreement shall be deleted in its entirety and replaced with the following paragraph:

        "2.1 Severance Payment. In the event either (i) the Founder's employment with the Company is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason (as defined below), the Company shall continue to pay the Founder severance pay as set forth in this paragraph. Such severance pay shall be in an amount equal to eight (8) months of the Founder's base salary at the rate in effect on the Termination Date (as defined below) and shall be paid over the course of approximately eight (8) months on the Company's usual pay days, beginning on the first regular pay day following the Founder's execution of the general release of claims described in Section 2.3 hereof (such payment being referred to herein as the "Severance Payment"). The Severance Payment shall be made in accordance with the Company's usual payroll practices, including normal deductions for employment-related taxes and the like."

2.
Amendment to Section 2.2 Vesting. Effective as of the date hereof, Section 2.2 of the Stock Repurchase Agreement shall be deleted in its entirety and replaced with the following paragraph:

        "2.2 Vesting.

          (a)   In the event a Change in Control (as defined below), in which the Company is valued at less than $75 million, occurs within one (1) year thereafter, either (i) the employment of the Founder is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason, then on the Termination Date, the vesting of Unvested Shares shall be accelerated in part so that fifty percent (50%) of the number of Unvested Shares that would otherwise have first become free from the Repurchase Option on any date after the date of the Change in Control shall immediately vest and become free of the Repurchase Option.

          (b)   In the event a Change in Control (as defined below), in which the Company is valued at equal to or greater than $75 million, occurs within one (1) year thereafter, either (i) the employment of the Founder is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason, then on the Termination Date, the vesting of Unvested Shares shall be accelerated in full so that one hundred percent (100%) of the number of Unvested Shares that would otherwise have first become free from the Repurchase Option on any date after the date of the Change in Control shall immediately vest and become free of the Repurchase Option."

3.
Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to all matters within the scope thereof and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts.

4.
Amendment Limited. In all other respects, the Stock Repurchase Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

5.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

6.
Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

        [Signature Page to Follow]

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        IN WITNESS WHEREOF, the party hereto has executed this Amendment or caused this Amendment to be executed by a duly authorized representative, as of the date first written above.

ENERNOC, INC.:
By:	/s/ TIMOTHY HEALY Name: Tim Healy Title: CEO
FOUNDER:
By:	/s/ DAVID B. BREWSTER David Brewster

3

AMENDMENT NO. 3
TO
STOCK REPURCHASE AGREEMENT

        THIS AMENDMENT NO. 3 to the Stock Repurchase Agreement, (the "Amendment") dated as of February 7, 2007 and effective as of November 9, 2006, by and between EnerNOC Inc., a Delaware corporation (the "Company"), and David Brewster (the "Founder"), amends that certain Stock Repurchase Agreement dated as of June 17, 2003, as amended by that certain Amendment No. 1 to Stock Repurchase Agreement dated as of January 10, 2005, and as further amended by that certain Amendment No. 2 to Stock Repurchase Agreement dated as of May 16, 2006, each by and between the Company and the Founder (as amended, the "Stock Repurchase Agreement"). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock Repurchase Agreement.

        WHEREAS, pursuant to Section 9.1 of the Stock Repurchase Agreement, the Company and the Founder intend to amend the Stock Repurchase Agreement to amend the terms relating to the amount of Founder's severance pay;

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Amendment to Section 2.1 Severance Payment. Effective as of the date hereof, Section 2.1 of the Stock Repurchase Agreement shall be deleted in its entirety and replaced with the following paragraph:

        "2.1 Severance Payment. In the event either (i) the Founder's employment with the Company is terminated by the Company for a reason other than for Cause (as defined below) or (ii) the Founder voluntarily terminates his employment with the Company for Good Reason (as defined below), the Company shall continue to pay the Founder severance pay as set forth in this paragraph. Such severance pay shall be in an amount equal to twelve (12) months of the Founder's base salary at the rate in effect on the Termination Date (as defined below) plus his Accrued Incentive Compensation as of the Termination Date and shall be paid over the course of approximately twelve (12) months on the Company's usual pay days, beginning on the first regular pay day following the Founder's execution of the general release of claims described in Section 2.3 hereof (such payment being referred to herein as the "Severance Payment"). The Severance Payment shall be made in accordance with the Company's usual payroll practices, including normal deductions for employment-related taxes and the like."

2.
Accrued Incentive Compensation. Accrued Incentive Compensation is the pro-rata variable bonus/commission amount, as established by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), that has been earned but has not yet been paid, including both the quarterly and the annual component, if any, in each case pro-rated to the date of termination. The pro-rata amount shall be calculated on a per diem basis from the beginning of the quarter or year to the date of termination, or be calculated based on the percent of commission achieved from the beginning of the quarter or year to the date of termination, whichever is greater. For example, if termination were to occur on August 15 of a year the Employee would be deemed to have earned 46/91 of any quarterly variable bonus for the third quarter and 228/365 of any annual component of the variable bonus.

3.
Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to all matters within the scope thereof and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts.

4.
Amendment Limited. In all other respects, the Stock Repurchase Agreement is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

5.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

6.
Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

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        IN WITNESS WHEREOF, the party hereto has executed this Amendment or caused this Amendment to be executed by a duly authorized representative, as of the date first written above.

ENERNOC, INC.:
By:	/s/ TIMOTHY HEALY Name: Tim Healy Title: CEO
FOUNDER:
By:	/s/ DAVID BREWSTER David Brewster

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